EXHIBIT 3.4


                                    Delaware

                 ----------------------------------------------

                                 The First State



         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "PACIFIC CMA, INC.", A COLORADO CORPORATION,

         WITH AND INTO "PACIFIC CMA, INC." UNDER THE NAME OF "PACIFIC CMA, INC., A CORPORATION AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FOURTH DAY OF MARCH, A.D. 2004, AT 9:51 O'CLOCK P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF MARCH, A.D. 2004, AT 5 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE RECORDER OF DEEDS.



                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State



                                     [SEAL]



3756999  8100M                                       AUTHENTICATION: 426010317

040219007                                                      DATE: 03-21-04

                              CERTIFICATE OF MERGER

                                       OF

                                PACIFIC CMA, INC.
                            (A COLORADO CORPORATION)

                                      INTO

                                PACIFIC CMA, INC.
                            (A DELAWARE CORPORATION)


         The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of Delaware

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                                         STATE OF INCORPORATION
         ----                                         ----------------------
         Pacific CMA, Inc.                            Colorado
         Pacific CMA, Inc.                            Delaware

         SECOND: That an Agreement and Plan of Merger and Reorganization between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Pacific CMA, Inc., a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of Pacific CMA, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH:   That  the   executed   Agreement   and  Plan  of  Merger   and
Reorganization is on file at an office of the surviving corporation, the address of which is 1350 Avenue of the Americas, Suite 3100, New York, New York 10019.

         SIXTH:   That  a  copy  of  the   Agreement  and  Plan  of  Merger  and
Reorganization will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                                       Par value per share or
                                                                       Statement that shares
Corporation                  Class                Number of Shares     are without par value
---------------------------- -------------------- -------------------- ----------------------

Pacific CMA, Inc.            Common Stock         100,000,000          No par value
(a Colorado corporation)     Preferred Stock      10,000,000           No par value

         EIGHTH: That this Certificate of Merger shall be effective on March 31, 2004 at 5:00 p.m. Eastern Daylight Savings Time.


Dated: March 24, 2004                     PACIFIC CMA, INC.
                                          (a Delaware corporation)


                                          By: /s/ Alfred Lam
                                              ----------------------------------
                                              Alfred Lam, Chairman of the Board
                                              of Directors